UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
February 10, 2011
Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34196 (Commission File Number)	56-2408571 (IRS Employer Identification No.)

4400 Carillon Point, Kirkland, WA (Address of principal executive offices)	98033 (Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of Annual Performance Bonus Plan
On February 10, 2011, Clearwire Corporation (the “Company”) approved and adopted the Clearwire Corporation Annual Performance Bonus Plan (the “Bonus Plan”), which replaces the Clearwire Corporation 2007 Annual Performance Bonus Plan that expires later this year. The purpose of the Bonus Plan is to provide for bonus awards to designated employees of the Company, including executive officers, in order to assist the Company in attracting, retaining and motivating employees. The Bonus Plan is administered by the Compensation Committee (the “Committee”) of the Company, and the Committee has the exclusive authority and responsibility to make all determinations and take all other actions necessary for the Plan’s administration, including, without limitation, the power to: (i) select participants; (ii) determine the amount of awards granted to participants under the Bonus Plan; (iii) determine the conditions and restrictions, if any, subject to which the payment of awards will be made; and (iv) certify that the conditions and restrictions applicable to the payment of any award have been met.
The Committee may grant awards subject to any or all of the following: (i) attainment of time-based vesting conditions; (ii) attainment of any performance goal established by the Committee with respect to any performance period; or (iii) the Committee’s evaluation of a participant’s individual performance for the Company and/or its subsidiaries. Awards may be paid in whole or in part in cash, common stock of the Company, or other property. In the event of a material inaccuracy in the Company’s statements of earnings, gains or other criteria that reduces previously reported net income, the Company shall have the right to take appropriate action to recoup from a participant any portion of any award received by a participant the payment of which was tied to the achievement of one or more specific earnings targets, if, as a result of such material inaccuracy, such Participant otherwise would not have received payment in respect of such Award.
The foregoing description of the Bonus Plan is a general description only, and is qualified in its entirety by reference to the full text of the Bonus Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Clearwire Corporation Annual Performance Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION
Dated: February 16, 2011	By:	/s/ Broady R. Hodder
Broady R. Hodder
Senior Vice President and General Counsel